Exhibit 99.1

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Rule 4.7B
Appendix 4C
Quarterly report
for entities admitted
on the basis of commitments
Introduced 31/3/2000. Amended 30/9/2001
Name of entity
UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)

141 042 757	30 June 2010
Consolidated statement of cash flows

		Current quarter	Year to date
			(12 months)
		$US’000	$US’000
Cash flows related to operating activities
1.1	Receipts from customers	2,263	15,541
1.2	Payments for (a) staff costs	(2,723)	(9,872)
	(b) advertising and marketing	(123)	(516)
	(c) research and development (refer to item 1.13)	—	—
	(d) leased assets	(132)	(535)
	(e) other working capital	(2,275)	(13,252)
1.3	Dividends received	—	—
1.4	Interest and other items of a similar nature received	359	1,066
1.5	Interest and other costs of finance paid	(33)	(124)
1.6	Income taxes paid	—	—
1.7	Other
	— Grants Received	—	—

	Net operating cash flows	(2,664)	(7,692)

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 1

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments

		Current quarter	Year to date
			(12 months)
		$US’000	$US’000
1.8	Net operating cash flows (carried forward)	(2,664)	(7,692)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	(1,753)	(7,447)
	(e) other non-current assets	(6,204)	(11,071)
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	—
	(e) other non-current assets	—	—

1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other — cash on acquisition of subsidiaries
	Other — payments for research and development	(1,540)	(3,535)

	Net investing cash flows	(9,497)	(22,053)

1.14	Total operating and investing cash flows	(12,161)	(29,745)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, etc	419	50,330
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	—	19
1.18	Repayment of borrowings	(100)	(411)
1.19	Dividends paid	—	—
1.20	Other — share issue (costs) / refunds	—	(2,541)

	Net financing cash flows	319	47,397

	Net increase (decrease) in cash held	(11,842)	17,652
1.21	Cash at beginning of quarter/year to date	34,434	3,627
1.22	Exchange rate adjustments	(1,408)	(95)

1.23	Cash at end of quarter (note 1)	21,184	21,184

+	See chapter 19 for defined terms.

Appendix 4C Page 2	30/9/2001

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Payments to directors of the entity and associates of the directors
Payments to related entities of the entity and associates of the related entities

		Current quarter
		$US’000

1.24	Aggregate amount of payments to the parties included in item 1.2	329

1.25	Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions

	Included in the above is directors’ fees and executive director’s remuneration ($186K). A company associated with a director is now providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($143K).
Non-cash financing and investing activities
2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

Nil during the quarter

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Nil during the quarter
Financing facilities available
Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

		Amount available	Amount used
		$US’000	$US’000
3.1	Loan facilities	2,741	2,741

3.2	Credit standby arrangements	—	—

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 3

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Reconciliation of cash

Reconciliation of cash at the end of the quarter (as
shown in the consolidated statement of cash flows) to		Current quarter	Previous quarter
the related items in the accounts is as follows.		$US’000	$US’000
4.1	Cash on hand and at bank	1,850	2,152
4.2	Deposits at call	19,334	32,282
4.3	Bank overdraft	—	—
4.4	Other (Term Deposit)	—	—

	Total: cash at end of quarter (item 1.22)	21,184	34,434

Acquisitions and disposals of business entities

		Acquisitions	Disposals
		(Item 1.9(a))	(Item 1.10(a))
5.1	Name of entity		—
5.2	Place of incorporation or registration		—
5.3	Consideration for acquisition or disposal		—
5.4	Total net assets		—
5.5	Nature of business		—
Compliance statement
1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 30 July 2010
(Director)

Print name:	Alan Shortall

+	See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Notes
1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.
•	6.2 — reconciliation of cash flows arising from operating activities to operating profit or loss

•	9.2 — itemised disclosure relating to acquisitions

•	9.4 — itemised disclosure relating to disposals

•	12.1(a) — policy for classification of cash items

•	12.3 — disclosure of restrictions on use of cash

•	13.1 — comparative information
3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5